AMERICAN CENTURY INVESTMENTS
4500 MAIN STREET
KANSAS CITY, MISSOURI 64111

November 17, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE:  American Century Target Maturities Trust (the "Registrant")
      1933 Act File No. 002-94608
      1940 Act File No. 811-04165

Ladies and Gentlemen:

Accompanying this letter for filing pursuant to Rule 30b1-1 under the
Investment Company Act of 1940, as amended, is the Registrant's amended report on Form N-SAR.  The purpose of this amendment is to replace Exhibit
77B that was filed as part of the report on Form N-SAR filed November 28, 2008
(accession no. 0001325358-08-000600). The corrected Exhibit 77B is included in this amended report on Form N-SAR.

Should you have any questions or concerns regarding this filing, please contact the undersigned at (816) 340-3319.

Sincerely,

/s/

Amy Bitter
Director of Financial Reporting and Tax